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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 11, 2005
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                                 HORIZON BANCORP
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             (Exact Name of Registrant as Specified in Its Charter)

          INDIANA                     000-10792                35-1562417
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
    of Incorporation)                                       Identification No.)

515 Franklin Square, Michigan City, IN                            46360
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(Address of Principal Executive Offices)                        (Zip Code)

                                 (219) 879-0211
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.02 THE ELECTION OF A NEW DIRECTOR

On January 11, 2005, the Board of Directors of Horizon Bancorp (the "Company") appointed Daniel F. Hopp to the Board of Directors. Mr. Hopp is filling a vacancy on the Board which brings the total membership of the Board of Directors to 12. Mr. Hopp's term will expire in May of 2005 at which time he will be up for reelection. Mr. Hopp has been a member of the Board of Directors of the Company's subsidiary bank, Horizon Bank, since January 2004. There are no arrangements between Mr. Hopp and any other person pursuant to which Mr. Hopp was selected as a director, nor are there any transactions to which the Company or any subsidiary thereof is a party and in which Mr. Hopp has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Hopp is expected to be named to the Trust Committee and the Compensation and Nominating Committee of the Board of Directors.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  January 13, 2005      HORIZON BANCORP

                             By: /s/ James H. Foglesong
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                                 James H. Foglesong, Chief Financial Officer